UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 10, 2010, CB Richard Ellis Realty Trust (the “Company”), through subsidiaries of CBRE Operating Partnership, L.P., its operating partnership, entered into two joint ventures with subsidiaries of the Goodman Group (ASX: GMG) (“Goodman”), one of which will seek to invest in logistics focused warehouse/distribution properties in the United Kingdom (the “UK JV”) and the other which will seek to invest in logistics focused warehouse/distribution properties in France, Belgium, the Netherlands, Luxembourg and Germany (the “European JV”). The Company owns an 80% interest in each joint venture and Goodman owns a 20% interest in each joint venture. The terms of each joint venture are described in more detail below.

UK JV

The shareholders’ agreement pertaining to the UK JV is by and among RT Princeton UK Holdings, LLC, Goodman Jersey Holding Trust and Goodman Princeton Holdings (Jersey) Limited, the UK JV, for the purpose of acquiring and holding, either directly or indirectly, up to £400,000,000 in logistics focused warehouse/distribution properties. The UK JV has acquired an initial portfolio of two properties, as described further in the table below, which were previously owned by a subsidiary of Goodman and which were purchased by the UK JV simultaneously with the closing of the UK JV.

Property and Market	Year Built	Property Type	Tenant	Net Rentable Sq. Feet	Percentage Leased	Lease Expiration	Approximate Total Acquisition Cost
							(in thousands)
Amber Park, South Normanton, UK	1990	Warehouse/ Distribution	UniDrug Distribution Group	208,423	100%	03/2017	$15,642,263

Brackmills, Northhampton, UK	1984	Warehouse/ Distribution	GE Lighting Operations Limited	186,618	100%	03/2017	$16,758,532

The initial investment term of the UK JV is three years. A board of directors, comprised of members representing the Company and Goodman, in each case with an equal number of votes, has the responsibility for the supervision and the management of the UK JV and its business, except with respect to certain reserved matters which will require the unanimous approval of the Company and Goodman.

During the investment period, the UK JV has a right of first offer, with respect to certain logistics development or logistics investment assets considered for investment in the UK by Goodman or the Company. If a deadlock has arisen pertaining to a major decision regarding a specific property, either shareholder may exercise a buy-sell option in relation to the relevant property. After the initial investment period, either shareholder wishing to exit the UK JV may exercise a buy-sell option.

The UK JV will pay certain fees to certain Goodman subsidiaries in connection with the services they provide to the UK JV, including but not limited to investment advisory, development management and property management services. Goodman may also be entitled to a promoted interest in the UK JV.

European JV

The shareholders’ agreement pertaining to the European JV is by and among RT Princeton CE Holdings, LLC, Goodman Europe Development Trust acting by its trustee Goodman Europe Development Pty Ltd. and Goodman Princeton Holdings (LUX) S.À.R.L., the European JV, for the purpose of acquiring and holding, either directly or indirectly, up to €400,000,000 in logistics focused warehouse/distribution properties. The European JV has acquired an initial portfolio of two properties, as described further in the table below, which were previously owned by a subsidiary of Goodman and which will be purchased by the European JV simultaneously with the closing of the European JV and will acquire a third property upon its completion, which is expected to be in the third quarter of 2010.

Property and Market	Year Built	Property Type	Tenant	Net Rentable Sq. Feet	Percentage Leased	Lease Expiration	Approximate Total Acquisition Cost
							(in thousands)
Düren, Düren Germany	2008	Warehouse/ Distribution	Metsä Tissue GmbH	391,494	100%	01/2013	$16,449,261

Shönberg, Shönberg, Germany	2009	Warehouse/ Distribution	LK Logistik GmbH	443,215	100%	04/2015	$17,289,734

*Langenbach, Munich, Germany	N/A	Warehouse/ Distribution	DSV Stuttgart GmbH & Co. KG	225,106	100%	07/2015	$19,450,951

*

The European JV expects to acquire Langenbach upon its completion which is expected to occur during the third quarter of 2010. This acquisition is subject to certain contingencies and there can be no assurance that this acquisition will occur.

The initial investment term of the European JV is three years. A board of directors, comprised of members representing the Company and Goodman, in each case with an equal number of votes, has the responsibility for the supervision and the management of the European JV and its business, except with respect to certain reserved matters which will require the unanimous approval of the Company and Goodman.

During the investment period, the European JV has a right of second offer (after another investment vehicle managed by Goodman) with respect to certain logistics development or logistics investment assets considered for investment by Goodman, and has a right of first offer with respect to certain logistics development or logistics investment assets considered for investment by the Company. If a deadlock has arisen pertaining to a major decision regarding a specific property, either shareholder may exercise a buy-sell option in relation to the relevant property. After the initial investment period, either shareholder wishing to exit the European JV may exercise a buy-sell option.

The European JV will pay certain fees to certain Goodman subsidiaries in connection with the services they provide to the European JV, including but not limited to investment advisory, development management and property management services. Certain Goodman subsidiaries may also be entitled to a promoted interest in the European JV.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

June 11, 2010	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer

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